Filed Pursuant to Rule 433

Registration No. 333-180488

Dear Client,

Thank you for your interest in Market-Linked Investments (“MLI”). Merrill Lynch has created the MLI Performance Summary to provide transparency regarding the historical performance of regularly-issued types of MLIs which have matured or been automatically redeemed over the last ten years. These results are displayed on a deal-by-deal basis, to provide you the ability to consider how these investments performed relative to the performance of the underlying linked asset. The summary is organized by MLI product type, with product performance summaries at the end of each respective section.

When used as a complement to traditional investments (e.g., mutual funds, ETFs, individual securities, professional money managers, etc.) within core asset classes, MLIs may deliver significant value as a way to mitigate downside investment risk in volatile markets, enhance asset class performance in low return markets, or a combination of both.

We hope that this MLI Performance Summary helps promote understanding of MLI performance in a variety of market environments over the past ten years. This presentation is historical and is provided for informational and educational purposes only. Past performance may not be indicative of future performance.

We encourage you to read the entire summary, including the methodology, important considerations and risk factors that are set forth in the summary. And before investing in any MLI, you should consult with your financial advisor and you should carefully read the related prospectus or other offering document, including the risk factors, to determine if that investment is right for you given your investment objectives, need for liquidity and other factors.

Merrill Lynch Wealth Management makes available products and services offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a registered broker-dealer and member SIPC, and other subsidiaries of Bank of America Corporation.

Investment products:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

MARKET-LINKED INVESTMENTS

Performance Summary

December 2011

Merrill Lynch
Wealth Management®
Bank of America Corporation

- MARKET DOWNSIDE PROTECTION
- ENHANCED INCOME
- MARKET ACCESS
- ENHANCED RETURN

OVERVIEW

THE PURPOSE OF THIS PERFORMANCE SUMMARY is to illustrate the performance of Market-Linked Investments (“MLIs”) when compared to the assets to which they are linked (“Linked Assets”). This performance summary includes 661 MLIs, issued by Bank of America Corporation, Merrill Lynch & Co., Inc., or a third party issuer, which have matured or have been automatically redeemed between September 20, 2002 and December 31, 2011.

For a variety of reasons, as described in more detail in the “Risk Factors” section of this document, prior results, including the results illustrated in this document, are not necessarily indicative of the performance of any MLI that you may purchase in the future. This Performance Summary is not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any MLI, any transaction or any other matter, and it is not indicative of the future performance of any MLI. As in the case of any investment, you should carefully review the applicable prospectus or offering documents before making an investment decision.

The following methodology was used as the basis of this Performance Summary:

¡    661 MLIs, issued by Bank of America Corporation, Merrill Lynch & Co., Inc., or a third party issuer, which have matured or were automatically redeemed  between September 20, 2002 and December 31, 2011, are included in this summary.

¡ MLIs are grouped by Product Type.
Product Types	Linked Asset Types
Eight different Product Types were selected: ARNs®, Bear ARNs®, LIRNs®, CLIRNs®, STARS®, Bear STARS®, MITTS® and STEPS®.	Three different Linked Asset Types were selected: Equity, Commodity and Currency. Please note that each of these Linked Asset Classes may perform differently when linked to different Product Types.

For each respective group:

¡    The “Average Linked Asset Return” is equal to the simple arithmetic average of the annualized returns of the Linked Assets for the MLI issuances in that  group. In instances where the MLI reflects a bearish strategy, the “Average Strategy Return” is assumed to reflect a bearish position in the Linked Asset.

¡ The “Average MLI Return” is equal to the simple arithmetic average of the annualized returns for the MLIs included in that group and does not reflect the principal amount of each MLI.
¡ The “Average MLI Outperformance / Underperformance” equals the “Average MLI Return” minus the “Average Linked Asset Return” for that group.
¡ The “% of Offerings Where MLI Underperforms Linked Asset” is the percentage of the offerings where the MLI had a lower return than the Linked Asset.
¡ The “% of Offerings Where Performance is Equal” is the percentage of the offerings where the MLI had a return equal to that of the Linked Asset.
¡ The “% of Offerings Where MLI Outperformed Linked Asset” is the percentage of the offerings where the MLI had a higher return than the Linked Asset.

Please note that the outperformance and underperformance figures represent only comparisons against the Linked Asset and are not in any way an indication of absolute positive or negative performance by the MLI.

Important Considerations

¡    The product performance summary tables on the following pages set forth the average performance of a large number of MLIs. Because these amounts reflect the average performance of the indicated offerings, a significant number of MLIs performed worse than these averages.

¡    MLIs that were redeemed or called early and would have matured according to their terms after December 31, 2011 were included in this summary. This factor may introduce upward or downward bias to the Average MLI Return.

¡    Returns for MLIs that were outstanding for more than one year are annualized.

¡    All MLI Returns are calculated pre-tax.

¡    Returns are not asset weighted. Therefore, the returns on each MLI count equally in determining the average MLI return, without regard to the aggregate principal amount of each issuance.

¡    The Linked Asset for each MLI is the index, basket, equity, commodity or currency referenced by the MLI. The Linked Asset Returns do not include dividends paid on the Linked Asset. Such dividends would increase the return on the Linked Asset and decrease any outperformance. In some cases, the inclusion of dividends in the return on a Linked Asset would cause it to outperform the MLI, and not to underperform the MLI.

¡    If the MLI pays periodic interest payments or coupons, then those payments or coupons are included in the MLI Return.

¡    The MITTS® Product Type includes MLIs that were not named MITTS® but are included in the MITTS® Product Type because they included a significant market downside protection feature.

¡    The returns on the MLIs reflect the underwriting compensation and other fees that are included in the terms of the MLIs.

¡    A wide variety of MLIs may be offered in the future. The performance of MLIs offered in the future is unlikely to be the same as the MLIs issued in the past. Accordingly, the results demonstrated in the performance tables may improve, or become worse, over time.

¡    The Product Types do not include all MLIs types that have been offered historically. Additionally, MLIs based on interest rates or inflation measures are not included in this summary.

¡    There are MLIs that have been offered that have not matured or been redeemed as of the date of this document. You may contact a Merrill Lynch Financial Advisor to learn more about the performance of MLI offerings that are not included in this document.

ACCELERATED RETURN NOTES® (ARNs®)

Offer enhanced exposure—typically three times—to the return of the linked asset subject to a cap. Downside exposure to the linked asset is on a one-to-one basis.

PRODUCT PERFORMANCE

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Nasdaq-100 Index	January-2003	2.20	19.17%	17.28%	-1.89%
Equity	S&P 500 Index	March-2003	1.20	20.28%	14.79%	-5.49%
Equity	Nasdaq-100 Index	April-2003	1.20	21.33%	18.83%	-2.50%
Equity	AMEX Biotechnology Index	July-2003	1.20	11.21%	14.79%	3.58%
Equity	Nasdaq-100 Index	August-2003	1.20	15.18%	15.03%	-0.15%
Equity	Pfizer Inc	September-2003	1.20	-11.88%	-11.88%	0.00%
Equity	S&P 500 Index	October-2003	1.50	7.76%	11.03%	3.27%
Equity	Semiconductor HOLDRs	October-2003	1.20	-17.23%	-17.23%	0.00%
Equity	Citigroup Inc	October-2003	1.20	1.56%	4.67%	3.11%
Equity	Dow Jones Industrial Average	November-2003	1.20	14.75%	26.83%	12.08%
Equity	Nikkei 225 Index	February-2004	1.30	3.11%	9.26%	6.14%
Equity	Nikkei 225 Index	April-2004	1.20	-2.84%	-2.84%	0.00%
Equity	Global Equity Index Basket	May-2004	1.20	10.14%	9.90%	-0.24%
Equity	S&P 500 Index	May-2004	1.70	8.01%	9.68%	1.66%
Equity	Dow Jones Industrial Average	June-2004	1.60	1.50%	4.44%	2.94%
Equity	Nasdaq-100 Index	July-2004	1.50	14.22%	12.92%	-1.30%
Equity	Russell 2000 Index	August-2004	1.20	13.08%	11.94%	-1.14%

					See page 29 for footnotes

ACCELERATED RETURN NOTES® (ARNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Currency	Currency Exchange Rate	September-2004	1.20	-4.10%	-4.10%	0.00%
Equity	Russell 2000 Index	December-2004	1.50	3.67%	10.78%	7.12%
Equity	Dow Jones Industrial Average	February-2005	1.50	2.38%	7.08%	4.69%
Equity	AMEX Biotechnology Index	March-2005	1.50	21.49%	12.61%	-8.88%
Commodity	Dow Jones-UBS Commodity Index	May-2005	2.00	7.25%	14.02%	6.77%
Equity	Nasdaq-100 Index	June-2005	1.00	2.85%	8.60%	5.75%
Equity	Global Equity Index Basket	August-2005	1.20	16.40%	10.72%	-5.68%
Equity	Nikkei 225 Index	August-2005	1.20	26.31%	19.03%	-7.28%
Equity	Asian Equity Index Basket	November-2005	1.20	41.57%	14.79%	-26.78%
Equity	Russell 2000 Index	December-2005	1.20	16.09%	13.82%	-2.27%
Equity	Nikkei 225 Index	December-2005	1.20	8.61%	22.52%	13.91%
Equity	Nasdaq-100 Index	January-2006	1.50	9.94%	12.04%	2.11%
Equity	S&P 500 Index	February-2006	1.60	7.10%	9.57%	2.47%
Commodity	Gold Spot Price	February-2006	1.20	13.01%	16.41%	3.40%
Equity	Dow Jones Eurostoxx 50 Index	March-2006	1.20	12.89%	15.57%	2.68%
Equity	International Equity Index Basket	March-2006	1.20	14.85%	14.79%	-0.06%
Commodity	Dow Jones-UBS Commodity Index	March-2006	1.20	2.02%	6.04%	4.02%
Equity	Asian Equity Index Basket	May-2006	1.20	12.49%	17.82%	5.33%
Equity	Nikkei 225 Index	June-2006	1.20	9.45%	23.64%	14.18%
Equity	Russell 2000 Index	June-2006	1.20	11.51%	15.76%	4.25%
Equity	Nasdaq-100 Index	August-2006	1.20	32.67%	13.82%	-18.86%
Equity	Philadelphia Gold and Silver Index	August-2006	1.20	11.19%	28.26%	17.07%
Equity	S&P 400 Midcap Index	August-2006	1.00	15.69%	15.00%	-0.69%
Equity	Dow Jones Industrial Average	August-2006	1.20	12.68%	11.42%	-1.26%
Equity	Russell 2000 Index	September-2006	1.30	5.00%	14.80%	9.80%
Equity	Global Equity Index Basket	October-2006	1.20	1.89%	5.65%	3.76%
Equity	Nikkei 225 Index	November-2006	1.20	-5.34%	-5.34%	0.00%
Equity	Dow Jones Industrial Average	November-2006	1.30	1.70%	5.07%	3.37%
Equity	MSCI EAFE Index	November-2006	1.20	1.70%	5.08%	3.38%
Commodity	Gold Spot Price	December-2006	1.20	40.93%	11.54%	-29.39%
Equity	Energy Select Sector Index	December-2006	1.20	23.12%	18.57%	-4.55%
Commodity	Rogers International Commodity Index - Excess Return	December-2006	1.20	30.35%	15.60%	-14.75%
Equity	International Equity Index Basket	January-2007	1.20	31.06%	18.18%	-12.87%
Equity	S&P 500 Index	January-2007	1.20	-5.71%	-5.71%	0.00%
Equity	Asian Equity Index Basket	February-2007	1.20	1.09%	2.98%	1.89%
Equity	Topix Small Cap Index	February-2007	1.20	-26.29%	-26.29%	0.00%
Equity	Russell 2000 Index	February-2007	1.20	-7.77%	-7.77%	0.00%
Equity	Nikkei 225 Index	March-2007	1.20	-17.86%	-17.86%	0.00%
Commodity	Merrill Lynch Commodity Index - Excess Return	March-2007	1.20	36.06%	19.63%	-16.43%
Equity	Global Equity Index Basket	March-2007	1.20	-8.68%	-8.68%	0.00%
Equity	S&P 500 Index	March-2007	1.10	-5.15%	-5.15%	0.00%
Equity	S&P 400 Midcap Index	March-2007	1.00	-7.36%	-7.36%	0.00%
Equity	MSCI EAFE Index	May-2007	1.20	-11.13%	-11.13%	0.00%

					See page 29 for footnotes

ACCELERATED RETURN NOTES® (ARNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Russell 2000 Index	May-2007	1.30	-12.21%	-12.21%	0.00%
Equity	Greater China Equity Index Basket	May-2007	1.20	9.46%	20.12%	10.65%
Equity	Dow Jones Eurostoxx 50 Index	May-2007	1.20	-21.64%	-21.64%	0.00%
Commodity	Gold Spot Price	May-2007	1.20	30.89%	11.54%	-19.36%
Equity	International Equity Index Basket	May-2007	1.20	-13.82%	-13.82%	0.00%
Commodity	Dow Jones-UBS Commodity Index	May-2007	1.20	15.04%	24.44%	9.40%
Equity	Dow Jones Eurostoxx 50 Index	May-2007	1.20	-22.31%	-22.31%	0.00%
Equity	Nikkei 225 Index	May-2007	1.20	-21.98%	-21.98%	0.00%
Equity	MSCI EAFE Index	June-2007	1.20	-17.01%	-17.01%	0.00%
Equity	Dow Jones Eurostoxx 50 Index	June-2007	1.20	-21.24%	-21.24%	0.00%
Equity	Topix Small Cap Index	June-2007	1.20	-27.73%	-27.73%	0.00%
Equity	Asian Equity Index Basket	July-2007	1.20	-26.46%	-26.46%	0.00%
Equity	Nasdaq-100 Index	August-2007	1.00	-1.46%	-1.46%	0.00%
Equity	S&P 400 Midcap Index	August-2007	1.00	-5.58%	-5.58%	0.00%
Equity	Nikkei 225 Index	August-2007	1.20	-30.17%	-30.17%	0.00%
Equity	Philadelphia Defense Sector Index	August-2007	1.20	-18.45%	-18.45%	0.00%
Equity	S&P 500 Index	August-2007	1.20	-38.69%	-38.69%	0.00%
Equity	Russell 2000 Index	August-2007	1.20	-28.61%	-28.61%	0.00%
Equity	Dow Jones STOXX 600 Index	August-2007	1.20	-35.94%	-35.94%	0.00%
Commodity	Dow Jones-UBS Commodity Index	August-2007	1.20	-17.02%	-17.02%	0.00%
Equity	Philadelphia Gold and Silver Index	September-2007	1.20	-36.23%	-36.23%	0.00%
Equity	Nasdaq-100 Index	September-2007	1.20	-39.08%	-39.08%	0.00%
Equity	Russell 1000 Growth Index	September-2007	1.20	-37.52%	-37.52%	0.00%
Equity	S&P 500 Index	September-2007	1.20	-38.06%	-38.06%	0.00%
Equity	MSCI EAFE Index	September-2007	1.20	-44.10%	-44.10%	0.00%
Equity	Dow Jones BRIC 50 Index	September-2007	1.20	-50.02%	-50.02%	0.00%
Equity	Nasdaq-100 Index	October-2007	1.20	-38.85%	-38.85%	0.00%
Equity	Philadelphia Gold and Silver Index	October-2007	1.20	-32.89%	-32.89%	0.00%
Commodity	Rogers International Commodity Index - Excess Return	October-2007	1.20	-37.79%	-37.79%	0.00%
Equity	S&P 100 Index	November-2007	1.20	-36.40%	-36.40%	0.00%
Equity	Philadelphia Semiconductor Index	November-2007	1.20	-47.76%	-47.76%	0.00%
Equity	S&P 400 Midcap Index	November-2007	1.20	-36.42%	-36.42%	0.00%
Equity	Dow Jones Industrial Average	November-2007	1.20	-33.62%	-33.62%	0.00%
Equity	MSCI EAFE Index	November-2007	1.20	-44.89%	-44.89%	0.00%
Equity	Global Equity Index Basket	January-2008	1.20	-37.55%	-37.55%	0.00%
Equity	Nikkei 225 Index	January-2008	1.20	-34.34%	-34.34%	0.00%
Equity	Russell 2000 Index	January-2008	1.20	-33.37%	-33.37%	0.00%
Equity	S&P 500 Index	January-2008	1.20	-34.96%	-34.96%	0.00%
Equity	MSCI Emerging Markets Index	January-2008	1.20	-40.55%	-40.55%	0.00%
Commodity	Rogers International Commodity Index - Agriculture Excess Return	January-2008	1.20	-33.02%	-33.02%	0.00%
Equity	S&P Asia 50 Index	January-2008	1.20	-33.77%	-33.77%	0.00%
Equity	MSCI EAFE Index	February-2008	1.20	-38.96%	-38.96%	0.00%
Equity	Dow Jones Industrial Average	February-2008	1.20	-31.08%	-31.08%	0.00%

					See page 29 for footnotes

ACCELERATED RETURN NOTES® (ARNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Russell 1000 Growth Index	February-2008	1.20	-28.11%	-28.11%	0.00%
Commodity	Rogers International Commodity Index - Excess Return	February-2008	1.20	-45.42%	-45.42%	0.00%
Equity	MSCI Brazil Index	February-2008	1.20	-43.25%	-43.25%	0.00%
Equity	S&P 500 Index	March-2008	1.20	-26.87%	-26.87%	0.00%
Equity	S&P 400 Midcap Index	March-2008	1.20	-23.22%	-23.22%	0.00%
Equity	Philadelphia Gold and Silver Index	March-2008	1.20	-15.15%	-15.15%	0.00%
Equity	Health Care Select Sector Index	March-2008	1.20	-16.65%	-16.65%	0.00%
Equity	Asian Equity Index Basket	March-2008	1.20	-17.92%	-17.92%	0.00%
Equity	WilderHill New Energy Global Innovation Index	March-2008	1.20	-34.72%	-34.72%	0.00%
Equity	International Equity Index Basket	April-2008	1.20	-34.23%	-34.23%	0.00%
Equity	S&P 500 Index	May-2008	1.20	-31.84%	-31.84%	0.00%
Commodity	Merrill Lynch Commodity Index - Excess Return	May-2008	1.20	-37.88%	-37.88%	0.00%
Equity	Nikkei 225 Index	May-2008	1.20	-25.04%	-25.04%	0.00%
Equity	Global Equity Index Basket	June-2008	1.20	-23.78%	-23.78%	0.00%
Commodity	Rogers International Commodity Index - Agriculture Excess Return	June-2008	1.20	-29.43%	-29.43%	0.00%
Equity	S&P 500 Index	June-2008	1.20	-21.95%	-21.95%	0.00%
Equity	MSCI EAFE Index	June-2008	1.20	-24.19%	-24.19%	0.00%
Equity	Technology Select Sector Index	June-2008	1.20	-14.04%	-14.04%	0.00%
Equity	S&P 500 Index	June-2008	1.20	-19.65%	-19.65%	0.00%
Equity	S&P 100 Index	June-2008	1.20	-18.25%	-18.25%	0.00%
Commodity	Gold Spot Price	July-2008	1.20	8.35%	24.44%	16.09%
Equity	S&P 500 Index	July-2008	1.20	-15.05%	-15.05%	0.00%
Commodity	Dow Jones-UBS Commodity Index	July-2008	1.20	-34.20%	-34.20%	0.00%
Equity	Russell 2000 Index	August-2008	1.20	-11.57%	-11.57%	0.00%
Equity	MSCI EAFE Index	August-2008	1.20	-14.58%	-14.58%	0.00%
Equity	Dow Jones Eurostoxx 50 Index	August-2008	1.20	-12.85%	-12.85%	0.00%
Equity	S&P 400 Midcap Index	August-2008	1.20	-11.80%	-11.80%	0.00%
Equity	Nasdaq-100 Index	August-2008	1.20	-6.73%	-6.73%	0.00%
Equity	MSCI EAFE Index	August-2008	1.20	-9.84%	-9.84%	0.00%
Equity	S&P 500 Index	September-2008	1.20	-7.36%	-7.36%	0.00%
Commodity	Dow Jones-UBS Commodity Index	September-2008	1.20	-20.64%	-20.64%	0.00%
Equity	Select Sectors Index Basket	October-2008	1.20	13.01%	23.48%	10.47%
Equity	S&P 500 Index	October-2008	1.20	16.22%	33.11%	16.89%
Equity	S&P 500 Index	October-2008	1.20	16.22%	26.49%	10.27%
Equity	Russell 2000 Index	October-2008	1.20	20.24%	30.63%	10.39%
Equity	Nikkei 225 Index	October-2008	1.20	21.74%	33.00%	11.26%
Equity	S&P 500 Index	November-2008	1.20	23.73%	36.29%	12.56%
Equity	Consumer Staples Select Sector Index	November-2008	1.20	10.86%	27.66%	16.80%
Equity	MSCI EAFE Index	November-2008	1.20	30.34%	33.47%	3.13%
Equity	S&P 500 Index	January-2009	1.20	22.83%	24.96%	2.14%
Commodity	Gold Spot Price	January-2009	1.20	19.69%	38.72%	19.03%
Equity	S&P 500 Index	January-2009	1.20	31.07%	28.61%	-2.46%
Equity	S&P 500 Index	February-2009	1.20	48.05%	25.42%	-22.63%

					See page 29 for footnotes

ACCELERATED RETURN NOTES® (ARNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Russell 2000 Index	March-2009	1.20	44.87%	34.53%	-10.34%
Equity	S&P 500 Index	March-2009	1.20	30.55%	27.40%	-3.15%
Commodity	Gold Spot Price	March-2009	1.20	25.03%	35.61%	10.58%
Equity	Russell 3000 Index	April-2009	1.60	27.03%	14.91%	-12.13%
Equity	S&P 500 Index	May-2009	1.20	17.11%	22.59%	5.49%
Commodity	Dow Jones-UBS Commodity Index	May-2009	1.20	4.94%	14.69%	9.75%
Equity	MSCI EAFE Index	May-2009	1.20	11.52%	19.51%	8.00%
Commodity	MLCX Brent Index	May-2009	1.60	15.19%	27.82%	12.64%
Equity	S&P 500 Index	May-2009	1.20	18.87%	14.30%	-4.57%
Equity	S&P 400 Midcap Index	May-2009	1.20	28.53%	24.44%	-4.10%
Commodity	Rogers International Commodity Index - Excess Return	May-2009	1.20	4.53%	13.48%	8.95%
Equity	Russell 2000 Index	June-2009	1.20	18.96%	25.51%	6.55%
Equity	S&P 500 Index	June-2009	1.20	15.60%	19.75%	4.15%
Commodity	Rogers International Commodity Index - Excess Return	June-2009	1.20	2.67%	7.97%	5.30%
Equity	S&P 400 Midcap Index	July-2009	1.30	18.72%	17.63%	-1.09%
Commodity	Basket of Commodity Indices	July-2009	2.00	19.08%	23.49%	4.41%
Equity	Technology Select Sector Index	July-2009	1.20	12.44%	19.39%	6.95%
Equity	S&P 500 Index	July-2009	1.20	13.20%	18.06%	4.87%
Commodity	Gold Spot Price	July-2009	1.20	29.78%	22.64%	-7.14%
Commodity	Rogers International Commodity Index - Agriculture Excess Return	July-2009	1.20	19.08%	15.61%	-3.48%
Equity	Dow Jones Eurostoxx 50 Index	August-2009	2.00	-8.46%	-8.46%	0.00%
Equity	Energy Select Sector Index	August-2009	2.00	14.01%	22.58%	8.56%
Equity	S&P 500 Index	August-2009	2.00	7.66%	17.96%	10.30%
Commodity	Merrill Lynch Commodity Index Extra Agriculture X1 Index	August-2009	2.00	25.34%	18.64%	-6.70%
Equity	S&P 500 Index	August-2009	1.20	12.37%	20.21%	7.84%
Commodity	Rogers International Commodity Index - Excess Return	August-2009	1.20	15.61%	23.84%	8.22%
Equity	S&P 100 Index	September-2009	1.20	7.65%	14.79%	7.14%
Commodity	Gold Spot Price	September-2009	1.20	29.54%	24.92%	-4.62%
Equity	MSCI EAFE Index	September-2009	1.20	3.20%	9.53%	6.34%
Equity	Nasdaq-100 Index	October-2009	1.20	28.83%	16.61%	-12.22%
Equity	Energy Select Sector Index	October-2009	1.20	18.34%	24.17%	5.84%
Equity	S&P Midcap 400 Index	October-2009	1.20	30.69%	21.10%	-9.59%
Equity	S&P 500 Index	October-2009	1.20	18.26%	16.37%	-1.89%
Equity	MSCI EAFE	October-2009	1.20	5.02%	14.92%	9.90%
Equity	Energy Select Sector Index	November-2009	1.20	18.26%	21.48%	3.22%
Equity	S&P 500 Index	November-2009	1.20	13.38%	15.62%	2.23%
Commodity	Rogers International Commodity Index - Excess Return	November-2009	1.20	18.24%	20.36%	2.12%
Commodity	Crude Oil	December-2009	1.20	14.20%	14.79%	0.59%
Equity	MSCI EAFE Index	December-2009	1.20	10.07%	15.15%	5.08%
Equity	Dow Jones U.S. Real Estate Index	January-2010	1.20	23.74%	27.62%	3.88%
Equity	Russell 2000 Index	January-2010	1.20	23.52%	18.31%	-5.21%
Equity	S&P 500 Index	January-2010	1.20	13.71%	14.23%	0.52%
Equity	Financial Select Sector Index	January-2010	1.20	10.53%	19.63%	9.11%

					See page 29 for footnotes

ACCELERATED RETURN NOTES® (ARNs®)

PRODUCT  PERFORMANCE  (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	MSCI EAFE Index	January-2010	1.20	6.18%	14.91%	8.73%
Commodity	Gold Spot Price	January-2010	1.20	25.29%	18.43%	-6.86%
Equity	Energy Select Sector Index	February-2010	1.20	32.89%	18.06%	-14.82%
Equity	S&P 500 Index	February-2010	1.20	16.87%	13.28%	-3.59%
Equity	S&P Midcap 400 Index	February-2010	1.20	27.95%	15.45%	-12.51%
Equity	Russell 2000 Index	February-2010	1.20	27.15%	17.48%	-9.67%
Equity	MSCI EAFE Index	February-2010	1.20	14.09%	15.03%	0.94%
Commodity	Silver Spot Price	February-2010	1.20	139.83%	27.83%	-112.00%
Commodity	Rogers International Commodity Index - Excess Return	February-2010	1.20	32.37%	16.00%	-16.37%
Commodity	Silver Spot Price	March-2010	1.30	68.57%	26.25%	-42.32%
Equity	PHLX Oil Service Sector Index	March-2010	1.20	24.23%	20.03%	-4.19%
Equity	S&P 500 Index	March-2010	1.20	11.47%	11.91%	0.44%
Equity	Industrial Select Sector Index	March-2010	1.20	16.17%	13.72%	-2.45%
Commodity	Platinum Spot Price	March-2010	1.20	8.30%	24.54%	16.24%
Equity	MSCI EAFE Index	March-2010	1.20	6.55%	14.42%	7.87%
Commodity	Gold Spot Price	March-2010	1.20	32.08%	15.15%	-16.93%
Equity	MSCI Emerging Markets Index	March-2010	1.20	9.97%	14.06%	4.09%
Commodity	Merrill Lynch Commodity Index Extra A01 Index	March-2010	1.20	23.65%	12.35%	-11.30%
Equity	S&P 500 Index	April-2010	1.20	4.74%	12.99%	8.25%
Equity	Financial Select Sector Index	April-2010	1.20	-8.56%	-8.56%	0.00%
Equity	Philadelphia Oil Service Sector Index	April-2010	1.20	12.70%	22.48%	9.78%
Equity	Russell 2000 Index	April-2010	1.20	5.59%	16.60%	11.01%
Commodity	Rogers International Commodity Index - Excess Return	April-2010	1.20	17.57%	15.15%	-2.41%
Commodity	Silver Spot Price	April-2010	1.20	68.76%	20.68%	-48.08%
Equity	PHLX Housing Sector Index	May-2010	1.20	0.65%	1.96%	1.30%
Equity	Russell 2000 Index	May-2010	1.20	24.30%	23.24%	-1.06%
Equity	S&P 500 Index	May-2010	1.20	20.58%	17.70%	-2.88%
Commodity	Gold Spot Price	May-2010	1.20	26.97%	15.29%	-11.67%
Equity	MSCI EAFE Index	May-2010	1.20	20.74%	18.91%	-1.83%
Equity	Brazil and China Index Basket	May-2010	1.20	10.15%	24.28%	14.13%
Equity	Apple Inc./Technology Select Sector	May-2010	1.20	29.57%	12.39%	-17.18%
Commodity	Copper Spot Price	June-2010	1.10	41.36%	25.07%	-16.29%
Equity	S&P 500 Index	June-2010	1.20	5.80%	15.57%	9.77%
Equity	S&P 400 Midcap Index	June-2010	1.20	8.12%	18.43%	10.31%
Equity	Nasdaq-100 Index	June-2010	1.20	11.12%	15.57%	4.45%
Equity	Energy Select Sector Index	July-2010	1.20	10.50%	20.48%	9.97%
Equity	S&P Midcap 400 Index	July-2010	1.20	4.76%	14.15%	9.39%
Equity	Russell 2000 Index	July-2010	1.20	1.34%	4.02%	2.67%
Equity	S&P 500 Index	July-2010	1.20	3.97%	11.82%	7.85%
Equity	MSCI EAFE Index	July-2010	1.20	-6.87%	-6.87%	0.00%
Commodity	Rogers International Commodity Index - Excess Return	July-2010	1.20	10.52%	13.54%	3.02%
Commodity	Gold Spot Price	July-2010	1.20	34.50%	15.78%	-18.72%
Commodity	Silver Spot Price	July-2010	1.20	70.98%	24.7%	-46.21%

					See page 29 for footnotes

ACCELERATED RETURN NOTES® (ARNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	August-2010	1.20	13.56%	17.65%	4.09%
Equity	Financial Select Sector Index	August-2010	1.20	-3.36%	-3.36%	0.00%
Commodity	Rogers International Commodity Index - Excess Return	August-2010	1.20	16.61%	13.31%	-3.30%
Equity	S&P 500 Index	September-2010	1.20	7.29%	15.01%	7.72%
Equity	PHLX Oil Service Sector Index	September-2010	1.20	18.01%	22.04%	4.03%
Equity	Russell 2000 Index	September-2010	1.20	8.21%	21.10%	12.90%
Equity	MSCI Emerging Markets Index	September-2010	1.20	-9.17%	-9.17%	0.00%
Commodity	Gold Spot Price	September-2010	1.20	25.74%	16.56%	-9.17%
Commodity	Rogers International Commodity Index - Excess Return	September-2010	1.20	9.19%	11.67%	2.48%
Equity	S&P 500 Index	October-2010	1.20	2.46%	7.34%	4.88%
Equity	Energy Select Sector Index	October-2010	1.20	9.56%	17.60%	8.04%
Equity	S&P Midcap 400 Index	October-2010	1.20	2.39%	7.14%	4.75%
Commodity	Rogers International Commodity Index - Excess Return	October-2010	1.20	-1.09%	-1.09%	0.00%

PRODUCT  PERFORMANCE  SUMMARY

					% OFFERINGS WHERE:
	Number of Offerings	Average Linked Asset Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Linked Asset	Performance is Equal	MLI Outperforms Linked Asset
All Linked Asset
Classes	245	2.98%	2.73%	-0.24%	25.31%	35.92%	38.78%
Equity	195	-0.46%	0.88%	1.34%	20.51%	40.00%	39.49%
Commodity	49	16.79%	10.25%	-6.54%	44.90%	18.37%	36.73%
Currency	1	-4.10%	-4.10%	0.00%	0.00%	100.00%	0.00%

BEAR ACCELERATED RETURN NOTES® (Bear ARNs®)

Offer enhanced exposure, with the positive returns based on a multiple — typically five times —of any decline in value of the linked asset, subject to a cap. Negative returns on the Bear ARNs are on a one-to-one basis based on any increase of the linked asset.

PRODUCT    PERFORMANCE

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Strategy Return [1,2,3]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Philadelphia Housing Index	June-2005	2.00	3.84%	11.11%	7.28%
Equity	Philadelphia Housing Index	December-2005	1.20	11.60%	26.83%	15.23%
Equity	S&P 500 Index	June-2006	0.80	-11.78%	-11.78%	0.00%
Commodity	Crude Oil	September-2006	1.10	-13.43%	-9.13%	4.30%
Equity	Philadelphia Housing Index	September-2006	0.80	-7.70%	-7.70%	0.00%
Equity	Nasdaq-100 Index	November-2006	0.80	-8.51%	0.00%	8.51%
Equity	Philadelphia Housing Index	March-2007	1.10	32.13%	26.94%	-5.19%
Equity	Cohen & Steers Realty Majors Portfolio Index	March-2007	1.20	10.71%	27.78%	17.07%
Equity	S&P 500 Index	May-2007	1.20	12.53%	19.63%	7.11%

					See page 29 for footnotes

BEAR ACCELERATED RETURN NOTES® (Bear ARNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Strategy Return [1,2,3]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Philadelphia Housing Index	May-2007	1.20	41.05%	27.78%	-13.27%
Equity	S&P 500 Index	June-2007	0.80	14.83%	42.15%	27.32%
Equity	Dow Jones Industrial Average	June-2007	1.20	11.60%	18.02%	6.43%
Equity	Philadelphia Housing Index	June-2007	1.20	32.96%	26.11%	-6.85%
Equity	Russell 2000 Index	July-2007	1.20	11.24%	26.11%	14.87%
Equity	Utilities Select Sector Index	July-2007	1.20	10.45%	16.97%	6.53%
Equity	Mortgage Finance Basket	August-2007	1.20	47.81%	16.00%	-31.80%
Equity	Russell 3000 Index	August-2007	1.20	28.01%	21.63%	-6.38%
Equity	Russell 3000 Index	November-2007	1.20	34.71%	21.68%	-13.03%
Equity	Russell 2000 Index	November-2007	1.20	33.08%	23.96%	-9.12%
Equity	Consumer Discretionary Select Sector Index	January-2008	1.20	29.55%	16.00%	-13.55%
Equity	Energy Select Sector Index	February-2008	1.20	32.90%	16.41%	-16.49%
Equity	S&P 500 Index	February-2008	1.20	30.25%	10.39%	-19.85%
Equity	Energy Select Sector Index	May-2008	1.20	32.60%	16.41%	-16.19%
Commodity	Crude Oil	June-2008	1.00	47.95%	25.05%	-22.90%
Equity	Russell 3000 Index	July-2008	1.20	14.36%	14.38%	0.02%
Equity	S&P 500 Index	August-2008	1.20	13.15%	15.60%	2.45%
Equity	Russell 2000 Index	October-2008	1.10	0.12%	0.58%	0.47%
Equity	S&P 500 Index	October-2008	1.20	-16.77%	-8.21%	8.56%
Equity	S&P 500 Index	November-2008	1.20	-24.93%	-16.21%	8.73%
Equity	Retail Select Industry Index	January-2009	1.00	-74.33%	-64.33%	10.00%
Equity	S&P 500 Index	January-2009	0.80	-24.27%	-14.27%	10.00%
Equity	S&P 500 Index	February-2009	1.00	-47.72%	-37.72%	10.00%
Equity	S&P 500 Index	March-2009	1.20	-32.58%	-23.68%	8.90%
Equity	S&P 500 Index	May-2009	1.20	-16.31%	-7.76%	8.55%
Equity	S&P 500 Index	October-2009	1.10	-13.95%	-13.95%	0.00%
Equity	S&P 500 Index	November-2009	0.50	1.92%	9.61%	7.69%
Equity	S&P 500 Index	January-2010	0.50	-0.13%	-0.13%	0.00%
Equity	S&P 500 Index	February-2010	0.50	2.08%	6.23%	4.15%
Equity	S&P 500 Index	February-2010	0.50	2.99%	8.65%	5.66%
Equity	S&P 500 Index	March-2010	0.50	2.44%	7.33%	4.89%
Equity	Russell 2000 Index	May-2010	0.50	-12.50%	-12.50%	0.00%
Equity	S&P 500 Index	July-2010	0.50	-20.19%	-20.19%	0.00%
Equity	S&P 500 Index	July-2010	0.50	-16.70%	-16.70%	0.00%
Equity	S&P 500 Index	August-2010	0.50	-26.28%	-26.28%	0.00%
Equity	S&P 500 Index	September-2010	0.30	-12.08%	-12.08%	0.00%
Equity	S&P 500 Index	September-2010	0.50	-12.05%	-12.05%	0.00%
Equity	S&P 500 Index	October-2010	0.60	-14.37%	-14.37%	0.00%
Equity	Russell 2000 Index	November-2010	0.50	-14.51%	-14.51%	0.00%
Equity	S&P 500 Index	January-2011	0.60	-4.94%	-4.94%	0.00%
Equity	S&P 500 Index	January-2011	0.50	-2.87%	-2.87%	0.00%
Equity	Russell 2000 Index	February-2011	0.50	10.54%	12.06%	1.52%
Equity	Russell 2000 Index	June-2011	0.50	10.47%	12.99%	2.52%

					See page 29 for footnotes

BEAR ACCELERATED RETURN NOTES® (Bear ARNs®)

PRODUCT PERFORMANCE SUMMARY

					% OFFERINGS WHERE:
	Number of Offerings	Average Strategy Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Strategy Return	Performance is Equal	MLI Outperforms Strategy Return
All Linked Asset Classes	52	2.67%	3.33%	0.66%	23.08%	26.92%	50.00%
Equity	50	2.09%	3.14%	1.05%	22.00%	28.00%	50.00%
Commodity	2	17.26%	7.96%	-9.30%	50.00%	0.00%	50.00%
Currency	0	—	—	—	—	—	—

LEVERAGED INDEX RETURN NOTES® (LIRNs®)

Offer enhanced exposure to a linked asset, while offering some buffer against the risk of losses. Beyond the buffer, downside exposure to the linked asset is on a one-to-one basis.

PRODUCT  PERFORMANCE

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Nikkei 225 Index	August-2004	4.50	-8.63%	-3.98%	4.65%
Equity	Dow Jones Industrial Average	September-2004	5.00	-0.63%	0.00%	0.63%
Commodity	Dow Jones-UBS Commodity Index	December-2004	5.10	-1.61%	0.00%	1.61%
Equity	Global Equity Index Basket	December-2004	5.00	-1.01%	0.00%	1.01%
Commodity	Dow Jones-UBS Commodity Index	February-2005	5.00	-2.10%	0.00%	2.10%
Equity	Emerging Market Equity Basket	March-2006	3.50	2.56%	2.70%	0.14%
Commodity	Rogers International Commodity Index - Excess Return	November-2006	3.50	-6.63%	-0.48%	6.15%
Equity	MSCI Emerging Markets Index	March-2007	3.50	3.04%	3.34%	0.31%
Commodity	Rogers International Commodity Index - Agriculture Excess Return	March-2007	3.00	-7.08%	0.00%	7.08%
Commodity	Rogers International Commodity Index - Agriculture Excess Return	August-2007	2.50	-9.01%	-0.41%	8.60%

					See page 29 for footnotes

LEVERAGED INDEX RETURN NOTES® (LIRNs®)

PRODUCT  PERFORMANCE (CONTINUED )

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Global Equity Index Basket	August-2007	2.00	-18.50%	-12.58%	5.92%
Equity	Global Equity Index Basket	November-2007	2.40	-12.52%	-7.68%	4.84%
Commodity	MLCX Biofuels-Excess Return Index	November-2007	2.30	-2.94%	0.00%	2.94%
Equity	Global Equity Index Basket	March-2008	3.00	-5.28%	-1.70%	3.58%
Commodity	Rogers International Commodity Index - Excess Return	March-2008	3.30	-8.27%	-4.73%	3.54%
Commodity	Rogers International Commodity Index - Excess Return	May-2008	3.50	-8.19%	-4.81%	3.38%
Commodity	Rogers International Commodity Index - Agriculture Excess Return	June-2008	3.00	-6.06%	-2.24%	3.83%

PRODUCT  PERFORMANCE SUMMARY

					% OFFERINGS WHERE:
	Number of Offerings	Average Linked Asset Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Linked Asset	Performance is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	17	-5.46%	-1.92%	3.55%	0.00%	0.00%	100.00%
Equity	8	-5.12%	-2.49%	2.64%	0.00%	0.00%	100.00%
Commodity	9	-5.77%	-1.41%	4.36%	0.00%	0.00%	100.00%
Currency	0	—	—	—	—	—	—

CAPPED LEVERAGED INDEX RETURN NOTES® (CLIRNs®)

Offer enhanced exposure — typically two times — to the return of the linked asset subject to a cap, while offering some buffer against the risk of losses. Beyond the buffer, downside exposure to the linked asset is on a one-to-one basis.

See page 29 for footnotes

CAPPED LEVERAGED INDEX RETURN NOTES® (CLIRNs®)

PRODUCT  PERFORMANCE

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Russell 2000 Index	May-2008	1.50	-12.24%	-5.26%	6.98%
Commodity	Natural Gas	June-2008	2.30	-34.26%	-24.05%	10.21%
Equity	International Small Cap Basket	June-2008	1.50	-14.12%	-7.06%	7.05%
Equity	Russell 2000 Index	June-2008	1.60	-6.54%	-0.16%	6.38%
Equity	MSCI Brazil Index	June-2008	1.60	-7.74%	-1.32%	6.43%
Equity	MSCI China Index	July-2008	1.50	-3.72%	0.00%	3.72%
Equity	Russell 2000 Index	May-2008	1.50	-12.24%	-5.26%	6.98%
Commodity	Natural Gas	June-2008	2.30	-34.26%	-24.05%	10.21%
Equity	International Small Cap Basket	June-2008	1.50	-14.12%	-7.06%	7.05%
Equity	Russell 2000 Index	June-2008	1.60	-6.54%	-0.16%	6.38%
Equity	MSCI Brazil Index	June-2008	1.60	-7.74%	-1.32%	6.43%
Equity	MSCI China Index	July-2008	1.50	-3.72%	0.00%	3.72%
Equity	MSCI EAFE Index	July-2008	1.50	-12.66%	-2.26%	10.40%
Equity	MSCI Emerging Markets Index	July-2008	1.50	-4.79%	0.00%	4.79%
Equity	S&P 500 Index	August-2008	1.50	-9.49%	-2.61%	6.88%
Equity	S&P BRIC 40 Index	August-2008	1.50	-3.89%	0.00%	3.89%
Equity	Stowe Global Coal Index	August-2008	1.50	-15.79%	-5.22%	10.57%
Equity	S&P 500 Index	September-2008	1.50	-4.45%	0.00%	4.45%
Equity	S&P 500 Index	September-2008	1.50	-2.21%	0.00%	2.21%
Equity	S&P 500 Index	September-2008	1.50	-2.21%	0.00%	2.21%
Commodity	Rogers International Commodity Index - Excess Return	September-2008	1.50	-19.83%	-12.55%	7.28%
Commodity	Gold Spot Price	September-2008	1.50	13.90%	27.16%	13.26%
Equity	Nikkei 225 Index	October-2008	1.50	12.25%	20.33%	8.09%
Equity	S&P 500 Index	October-2008	2.00	12.13%	21.41%	9.28%
Equity	S&P 500 Index	October-2008	2.00	12.13%	24.13%	12.00%
Commodity	Dow Jones-UBS Commodity Index	October-2008	1.50	1.07%	2.13%	1.06%
Equity	S&P 500 Index	October-2008	1.50	16.88%	26.34%	9.46%
Equity	S&P 500 Index	October-2008	1.50	16.88%	18.53%	1.65%
Equity	Technology Select Sector Index	November-2008	1.50	29.51%	25.98%	-3.54%
Equity	S&P 500 Index	November-2008	1.50	16.95%	28.40%	11.45%
Equity	Global Equity Index Basket	December-2008	1.60	21.77%	23.02%	1.25%
Equity	S&P 500 Index	December-2008	2.00	24.00%	16.04%	-7.96%
Equity	Russell 2000 Index	January-2009	1.50	15.74%	25.15%	9.40%
Equity	S&P 500 Index	January-2009	1.50	12.17%	17.64%	5.47%
Equity	Nasdaq-100 Index	January-2009	1.50	29.60%	18.04%	-11.56%
Equity	MSCI EAFE Index	January-2009	1.50	8.07%	15.11%	7.04%
Commodity	Dow Jones-UBS Commodity Index	January-2009	1.50	5.64%	11.14%	5.50%
Commodity	Dow Jones-UBS Commodity Index	January-2009	1.50	10.52%	14.65%	4.13%
Equity	S&P 500 Index	January-2009	1.50	19.13%	17.40%	-1.74%

					See page 29 for footnotes

CAPPED LEVERAGED INDEX RETURN NOTES® (CLIRNs®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	MSCI EAFE Index	January-2009	1.50	19.28%	15.23%	-4.05%
Commodity	MLCX Brent Index	February-2009	1.60	25.74%	24.23%	-1.51%
Commodity	Gold Spot Price	February-2009	1.50	19.41%	31.12%	11.71%
Commodity	Dow Jones-UBS Commodity Index	February-2009	1.50	13.70%	14.49%	0.80%
Equity	S&P 500 Index	February-2009	1.50	26.58%	21.01%	-5.57%
Equity	Global Equity Index Basket	March-2009	1.50	42.98%	17.95%	-25.03%
Equity	Global Equity Index Basket	March-2009	1.50	16.36%	17.40%	1.04%
Equity	S&P 500 Index	May-2009	1.60	18.36%	16.92%	-1.44%
Equity	MSCI Emerging Markets Index	May-2009	2.10	23.15%	16.58%	-6.57%
Commodity	Merrill Lynch Commodity Index eXtra Brent 4-Series Index - Excess Return	May-2009	2.00	28.05%	18.36%	-9.68%
Commodity	Gold Spot Price	June-2009	2.00	28.38%	17.07%	-11.31%
Equity	FTSE/Xinhua China 25 Index	June-2009	2.00	5.73%	11.17%	5.44%
Equity	MSCI Emerging Markets Index	July-2009	2.00	17.34%	19.84%	2.51%
Equity	Russell 2000 Index	August-2009	2.00	7.15%	13.85%	6.70%
Equity	S&P 500 Index	August-2009	2.00	5.71%	11.12%	5.42%
Equity	Financial Select Sector Index	August-2009	2.00	-7.88%	-0.07%	7.81%
Equity	Global Equity Index Basket	August-2009	2.00	5.15%	10.06%	4.91%
Equity	S&P 500 Index	September-2009	2.00	4.31%	8.44%	4.14%
Commodity	Rogers International Commodity Index - Excess Return	September-2009	2.00	12.70%	16.93%	4.22%
Equity	MSCI Emerging Markets Index	October-2009	2.00	0.64%	1.27%	0.63%
Commodity	Rogers International Commodity Index - Excess Return	October-2009	2.00	7.98%	15.42%	7.43%
Commodity	Gold Spot Price	October-2009	2.00	26.16%	14.72%	-11.44%
Equity	Dow Jones U.S. Real Estate Index	November-2009	2.00	11.28%	18.34%	7.06%
Equity	Basket of FTSE/Xinhua China 25 Index and the Bovespa Index	November-2009	2.00	-9.35%	-4.00%	5.36%
Commodity	Palladium Spot Price	May-2010	1.50	27.49%	26.10%	-1.39%
Commodity	Front Month Corn Futures Contract	February-2011	0.80	-17.55%	-7.55%	10.00%

PRODUCT PERFORMANCE SUMMARY

					% OFFERINGS WHERE:
	Number of Offerings	Average Linked Asset Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Linked Asset	Performance is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	59	8.19%	11.15%	2.96%	23.73%	0.00%	76.27%
Equity	43	7.77%	10.90%	3.13%	20.93%	0.00%	79.07%
Commodity	16	9.32%	11.84%	2.52%	31.25%	0.00%	68.75%
Currency	0	—	—	—	—	—	—

						See page 29 for footnotes

STRATEGIC ACCELERATED REDEMPTION SECURITIES® (STARS®)

Pay a “Call Premium” in the event that the linked asset is at or above its starting value on any of the applicable call dates. Downside exposure to the linked asset is on a one-to-one basis, but may be reduced by an additional buffer against a certain percentage of the losses.

PRODUCT  PERFORMANCE

Linked Asset Class	Linked Asset	Pricing Date	Term (years) [4]	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Dow Jones Eurostoxx 50 Index	November-2007	2.00	-20.89%	-14.81%	6.09%
Equity	S&P 500 Index	November-2007	2.00	-12.93%	-7.37%	5.56%
Commodity	Dow Jones-UBS Commodity Index	November-2007	2.00	-12.73%	-7.16%	5.57%
Equity	Nasdaq-100 Index	January-2008	2.00	-1.33%	0.00%	1.33%
Equity	Nikkei 225 Index	January-2008	2.00	-13.35%	-7.76%	5.59%
Equity	S&P 500 Index	February-2008	2.00	-10.08%	-4.69%	5.40%
Equity	S&P 500 Index	March-2008	2.00	-4.42%	0.00%	4.42%
Equity	Russell 2000 Index	March-2008	2.00	-1.66%	0.00%	1.66%
Equity	Dow Jones Industrial Average	March-2008	2.00	-6.54%	-1.34%	5.21%
Equity	S&P 500 Index	May-2008	2.00	-8.35%	-3.05%	5.30%
Equity	S&P 500 Index	June-2008	2.00	-9.30%	-3.95%	5.35%
Equity	Dow Jones Industrial Average	June-2008	2.00	-8.59%	-3.27%	5.32%
Equity	S&P 500 Index	July-2008	2.00	-6.87%	-1.65%	5.22%
Equity	Dow Jones Industrial Average	August-2008	2.00	-6.57%	-1.36%	5.21%
Commodity	Dow Jones-UBS Commodity Index	August-2008	2.00	-17.68%	-11.81%	5.87%
Equity	S&P 500 Index	September-2008	2.00	-2.58%	0.00%	2.58%

					See page 29 for footnotes

STRATEGIC ACCELERATED REDEMPTION SECURITIES® (STARS®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years) [4]	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	iShares MSCI EAFE Index	September-2008	2.00	-3.33%	0.00%	3.33%
Equity	S&P 500 Index	October-2008	1.00	13.96%	24.10%	10.14%
Equity	iShares MSCI EAFE Index	October-2008	1.00	25.79%	27.80%	2.01%
Equity	S&P 500 Index	November-2008	1.00	27.79%	25.35%	-2.44%
Equity	S&P 500 Index	January-2009	1.00	28.88%	18.35%	-10.53%
Equity	Russell Midcap Growth Index	January-2009	1.00	44.32%	20.00%	-24.32%
Equity	S&P 500 Index	February-2009	1.00	48.20%	19.10%	-29.10%
Equity	S&P 500 Index	March-2009	1.00	44.75%	18.15%	-26.60%
Commodity	SPDR Gold Trust	April-2009	1.00	26.97%	14.21%	-12.76%
Equity	S&P 500 Index	May-2009	1.00	27.55%	12.50%	-15.05%
Equity	MSCI Brazil Index	May-2009	1.00	17.14%	15.00%	-2.14%
Equity	S&P 500 Index	May-2009	1.00	19.89%	14.00%	-5.89%
Equity	iShares FTSE/Xinhua 25 Index	May-2009	1.00	6.77%	21.45%	14.68%
Equity	S&P 500 Index	June-2009	1.00	19.27%	14.27%	-5.00%
Equity	iShares MSCI EAFE Index	June-2009	1.00	2.20%	15.80%	13.60%
Equity	S&P 500 Index	July-2009	1.00	15.46%	12.41%	-3.05%
Equity	iShares MSCI Brazil Index	July-2009	1.00	24.99%	21.01%	-3.98%
Equity	S&P 500 Index	September-2009	1.00	7.66%	11.25%	3.59%
Equity	Russell 2000 Index	September-2009	1.00	8.95%	13.90%	4.95%
Equity	S&P 500 Index	October-2009	1.00	17.57%	9.80%	-7.77%
Equity	Financial Select Sector SPDR	December-2009	1.00	12.97%	14.30%	1.33%
Equity	S&P 500 Index	January-2010	0.50	1.49%	8.35%	6.86%
Equity	S&P 500 Index	January-2010	1.00	19.44%	7.90%	-11.54%
Equity	S&P 500 Index	February-2010	1.00	17.87%	7.73%	-10.14%
Equity	S&P 500 Index	February-2010	0.50	-4.83%	-4.83%	0.00%
Equity	S&P 500 Index	March-2010	1.00	13.34%	7.00%	-6.34%
Equity	S&P 500 Index	March-2010	0.50	-3.61%	-3.61%	0.00%
Equity	S&P 500 Index	April-2010	0.50	-2.53%	-2.53%	0.00%
Equity	S&P 500 Index	April-2010	1.00	12.80%	8.80%	-4.00%
Commodity	Front Month RBOB Gasoline Contract	May-2010	0.50	8.35%	17.70%	9.35%
Equity	S&P 500 Index	May-2010	0.50	10.56%	7.64%	-2.92%
Equity	S&P 500 Index	May-2010	0.50	12.34%	10.96%	-1.38%
Equity	S&P 500 Index	June-2010	0.50	12.50%	5.62%	-6.87%
Equity	S&P 500 Index	June-2010	0.50	15.85%	9.79%	-6.06%
Equity	S&P 500 Index	July-2010	0.50	16.51%	8.83%	-7.68%
Equity	SPDR Euro STOXX 50 ETF	July-2010	0.50	12.40%	6.65%	-5.75%
Equity	S&P 500 Index	July-2010	0.50	17.22%	5.88%	-11.34%
Equity	S&P 500 Index	August-2010	0.50	17.85%	4.60%	-13.25%
Equity	S&P 500 Index	August-2010	0.50	27.26%	11.20%	-16.06%
Equity	S&P 500 Index	August-2010	0.50	24.65%	6.35%	-18.30%
Equity	MSCI Brazil Index Fund	August-2010	0.50	10.38%	9.83%	-0.55%
Equity	S&P 500 Index	September-2010	0.50	13.72%	9.18%	-4.54%

					See page 29 for footnotes

STRATEGIC ACCELERATED REDEMPTION SECURITIES® (STARS®)

PRODUCT  PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years) [4]	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	September-2010	0.50	15.02%	4.88%	-10.14%
Equity	International Equity Basket	September-2010	0.50	8.28%	5.02%	-3.25%
Equity	S&P 500 Index	October-2010	0.50	13.96%	4.98%	-8.98%
Equity	S&P 500 Index	October-2010	0.50	11.48%	8.23%	-3.25%
Equity	S&P 500 Index	October-2010	0.50	12.80%	3.90%	-8.90%
Equity	S&P 500 Index	November-2010	0.50	11.18%	3.73%	-7.45%
Equity	S&P 500 Index	November-2010	0.50	12.92%	8.41%	-4.51%
Equity	International Equity Basket	November-2010	0.50	4.64%	5.37%	0.73%
Equity	S&P 500 Index	November-2010	0.50	11.48%	5.41%	-6.07%
Equity	Financial Select Sector Index	November-2010	0.50	6.31%	6.77%	0.45%
Commodity	Front Month RBOB Gasoline Contract	November-2010	1.00	8.11%	19.75%	11.64%
Equity	S&P 500 Index	December-2010	0.50	5.24%	4.90%	-0.34%
Equity	S&P 500 Index	December-2010	0.50	3.26%	4.47%	1.20%
Equity	S&P 500 Index	January-2011	0.50	4.18%	4.43%	0.24%
Commodity	Palladium Spot Price	January-2011	0.40	-3.56%	0.00%	3.56%
Equity	S&P 500 Index	January-2011	0.50	1.28%	6.05%	4.77%
Equity	S&P 500 Index	January-2011	0.50	2.92%	4.01%	1.09%
Equity	International Equity Basket	January-2011	0.50	0.45%	5.49%	5.04%
Commodity	Front Month Corn Futures Contract	February-2011	0.80	-14.15%	0.00%	14.15%
Commodity	Front Month Corn Futures Contract	February-2011	0.80	-13.67%	0.00%	13.67%
Equity	S&P 500 Index	February-2011	0.50	-13.98%	-13.98%	0.00%
Equity	S&P 500 Index	March-2011	0.50	-7.15%	-7.15%	0.00%
Commodity	Front Month Corn Futures Contract	April-2011	0.70	-23.66%	-8.66%	15.00%
Equity	Microsoft Corp	April-2011	0.50	3.57%	6.13%	2.56%
Equity	Apple Inc	April-2011	0.50	19.00%	8.32%	-10.68%
Commodity	Front Month Corn Futures Contract	April-2011	0.60	-22.59%	-7.59%	15.00%
Commodity	Relative Value of SPDR Gold Trust versus PowerShares DB U.S. Dollar Index Bullish Fund	April-2011	0.50	7.91%	6.00%	-1.91%
Equity	S&P 500 Index	April-2011	0.50	-8.98%	-8.98%	0.00%
Equity	Cisco Systems, Inc	May-2011	0.50	10.63%	6.80%	-3.83%
Equity	S&P 500 Index	June-2011	0.50	-3.62%	-3.62%	0.00%
Commodity	Palladium Spot Price	June-2011	0.40	-14.42%	-14.42%	0.00%

PRODUCT PERFORMANCE SUMMARY

					% OFFERINGS WHERE:
	Number of Offerings	Average Linked Asset Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Linked Asset	Performance is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	89	6.70%	5.46%	-1.24%	46.07%	8.99%	44.94%
Equity	77	8.67%	6.21%	-2.46%	50.65%	9.09%	40.26%
Commodity	12	-5.93%	0.67%	6.60%	16.67%	8.33%	75.00%
Currency	0	—	—	—	—	—	—

						See page 29 for footnotes

BEAR STRATEGIC ACCELERATED REDEMPTION SECURITIES® (Bear STARS®)

Pay a “Call Premium” in the event that the linked asset is at or below its starting value on any of the applicable call dates. Negative returns on the Bear STARS are on a one-to-one basis based on any increase of the linked asset.

PRODUCT  PERFORMANCE

Linked Asset Class	Linked Asset	Pricing Date	Term (years) [4]	Strategy Return [1,2,3]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Philadelphia Housing Index	May-2008	0.50	43.03%	6.70%	-36.33%
Equity	Consumer Discretionary Select Sector Index	June-2008	0.50	31.52%	7.90%	-23.62%
Equity	S&P 600 Regional Banks Index	July-2008	0.50	26.59%	9.10%	-17.49%
Equity	Dow Jones U.S. Real Estate Index	August-2008	0.50	58.45%	7.40%	-51.05%
Equity	SPDR S&P Retail ETF	October-2008	1.50	-85.36%	-59.68%	25.68%
Equity	iShares Dow Jones U.S. Real Estate Index	November-2008	1.50	-35.10%	-27.06%	8.05%
Equity	iShares Dow Jones U.S. Real Estate Index	January-2009	1.50	-41.90%	-33.44%	8.46%
Equity	S&P 600 Regional Banks Index	February-2009	1.50	-2.08%	0.00%	2.08%
Equity	Consumer Discretionary Select Sector Index	March-2009	1.50	-54.18%	-44.81%	9.37%
Equity	S&P 500 Index	March-2009	1.50	-27.45%	-19.82%	7.63%
Equity	iShares Dow Jones U.S. Real Estate Index	March-2009	1.50	-100.00%	-79.92%	20.08%
Equity	Dow Jones Eurostoxx 50 Index	April-2009	1.50	-18.49%	-11.26%	7.23%
Equity	iShares Dow Jones U.S. Real Estate Index	May-2009	1.50	-52.82%	-43.56%	9.26%
Equity	S&P 500 Index	May-2009	1.50	-23.43%	-15.99%	7.44%
Equity	S&P 500 Index	September-2009	1.60	-16.02%	-16.02%	0.00%
Equity	S&P 500 Index	June-2010	0.50	-16.15%	-16.15%	0.00%
Equity	S&P 500 Index	April-2011	0.50	8.98%	5.86%	-3.12%

PRODUCT  PERFORMANCE  SUMMARY

					% OFFERINGS WHERE:
	Number of Offerings	Average Strategy Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Strategy Return	Performance is Equal	MLI Outperforms Strategy Return
All Linked Asset Classes	17	-17.91%	-19.46%	-1.55%	29.41%	11.76%	58.82%
Equity	17	-17.91%	-19.46%	-1.55%	29.41%	11.76%	58.82%
Commodity	0	—	—	—	—	—	—
Currency	0	—	—	—	—	—	—

						See page 29 for footnotes

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

Provide upside exposure to a linked asset while protecting against all, or in some cases, most, of the linked asset’s declines. Generally, but not always, upside exposure to the linked asset is subject to a cap.

PRODUCT  PERFORMANCE

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance / Underperformance
Equity	Top Ten Yield Index	August-1996	10.00	6.43%	6.43%	0.00%
Equity	S&P 500 Index and CPI	September-1997	10.00	3.24%	5.30%	2.06%
Equity	Nikkei 225 Index	December-1998	6.80	-1.40%	0.00%	1.40%
Equity	Energy Select Sector SPDR	February-1999	7.00	12.77%	11.83%	-0.94%
Equity	S&P 500 Index	March-1999	7.00	0.47%	0.00%	-0.47%
Equity	Consumer Staples Select Sector SPDR Fund	April-1999	7.00	-2.28%	0.00%	2.28%
Equity	Major 11 International Index	May-1999	7.00	0.47%	0.00%	-0.47%
Equity	Select Sector SPDR Fund Growth Portfolio Index	May-1999	7.00	0.98%	0.00%	-0.98%
Equity	Dow Jones Industrial Average	June-1999	7.00	0.37%	0.00%	-0.37%
Equity	Russell 2000 Index	July-1999	7.00	5.68%	3.23%	-2.45%
Equity	Nikkei 225 Index	July-1999	7.00	-2.23%	0.00%	2.23%
Equity	S&P 500 Index	July-1999	7.00	-0.76%	0.00%	0.76%
Equity	Nikkei 225 Index	September-1999	3.00	-19.19%	0.00%	19.19%
Equity	Energy Select Sector SPDR	September-1999	7.00	8.61%	7.27%	-1.35%
Equity	Global Equity Index Basket	December-1999	5.00	-6.92%	0.00%	6.92%
Equity	Internet HOLDRs	February-2000	7.00	-13.43%	0.00%	13.43%
Equity	Nikkei 225 Index	March-2000	7.00	-2.24%	0.00%	2.24%

					See page 29 for footnotes

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

PRODUCT  PERFORMANCE (CONTINUED )

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance / Underperformance
Equity	S&P 500 Index	June-2000	7.00	0.49%	0.00%	-0.49%
Equity	Biotech HOLDRs	August-2000	7.00	0.86%	0.86%	0.00%
Equity	Nasdaq-100 Index	August-2000	7.00	-7.95%	0.00%	7.95%
Equity	Broadband HOLDRs	September-2000	7.00	-21.74%	0.00%	21.74%
Equity	Semiconductor HOLDRs	October-2000	7.00	-7.88%	0.00%	7.88%
Equity	S&P 500 Index	November-2000	7.00	0.77%	0.00%	-0.77%
Equity	Nikkei 225 Index	April-2001	6.20	4.63%	4.63%	0.00%
Equity	S&P 500 Index	August-2001	7.00	1.36%	0.00%	-1.36%
Equity	Dow Jones Industrial Average	September-2001	7.00	3.50%	1.20%	-2.31%
Equity	Dow Jones Industrial Average	January-2002	7.00	-2.22%	0.00%	2.22%
Equity	Russell 2000 Index	March-2002	7.00	-2.43%	0.00%	2.43%
Equity	Nikkei 225 Index	March-2002	7.00	-4.40%	0.00%	4.40%
Equity	S&P 500 Index	April-2002	7.00	-3.15%	0.00%	3.15%
Equity	AMEX Biotechnology Index	April-2002	3.50	9.28%	6.83%	-2.45%
Equity	AMEX Defense Index	May-2002	3.40	11.65%	6.78%	-4.87%
Equity	S&P 500 Index	June-2002	7.00	-1.06%	0.00%	1.06%
Equity	Dow Jones Industrial Average	August-2002	7.00	1.13%	0.00%	-1.13%
Equity	S&P 500 Index	August-2002	7.00	1.54%	0.00%	-1.54%
Currency	Currency Exchange Rate	September-2002	3.00	8.32%	6.27%	-2.06%
Currency	Currency Basket	April-2003	1.00	5.06%	11.20%	6.14%
Currency	Currency Basket	May-2003	2.00	8.02%	9.73%	1.70%
Equity	S&P 500 Index	May-2003	7.00	1.88%	0.00%	-1.88%
Currency	Currency Basket	July-2003	1.00	0.72%	-0.80%	-1.52%
Equity	S&P 500 Index	August-2003	5.00	5.17%	2.42%	-2.75%
Currency	Currency Basket	September-2003	2.00	2.88%	1.29%	-1.59%
Equity	Nikkei 225 Index	September-2003	7.00	-1.35%	0.00%	1.35%
Currency	Currency Basket	October-2003	1.00	1.20%	-0.50%	-1.70%
Equity	S&P 500 Index	December-2003	7.00	1.75%	0.00%	-1.75%
Equity	Nikkei 225 Index	December-2003	7.30	0.24%	0.26%	0.01%
Currency	Currency Exchange Rate	December-2003	1.50	3.27%	2.12%	-1.15%
Equity	Dow Jones Industrial Average	December-2003	7.00	1.55%	0.71%	-0.84%
Currency	Currency Exchange Rate	February-2004	1.50	-3.59%	-2.68%	0.91%
Equity	Dow Jones Industrial Average	February-2004	7.10	1.71%	1.40%	-0.30%
Commodity	Brent Crude	March-2004	3.00	22.54%	33.85%	11.31%
Currency	Currency Basket	April-2004	1.00	1.17%	-0.80%	-1.97%
Currency	Currency Basket	May-2004	1.00	7.90%	5.70%	-2.20%
Currency	Currency Exchange Rate	June-2004	3.00	3.78%	4.03%	0.25%
Currency	Currency Exchange Rate	June-2004	2.00	1.60%	0.29%	-1.32%
Commodity	Gold Spot Price	July-2004	4.00	24.25%	19.03%	-5.22%
Currency	Currency Basket	July-2004	1.00	4.54%	2.90%	-1.64%
Equity	S&P 500 Index	August-2004	7.00	0.70%	0.00%	-0.70%
Currency	Currency Basket	October-2004	2.30	3.55%	3.55%	0.00%
Currency	Currency Basket	October-2004	1.20	0.15%	-1.92%	-2.07%

					See page 29 for footnotes

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

PRODUCT  PERFORMANCE  (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance / Underperformance
Currency	Currency Exchange Rate	November-2004	1.20	-6.29%	-2.51%	3.78%
Equity	Nikkei 225 Index	November-2004	5.20	-0.04%	-0.58%	-0.54%
Currency	Currency Basket	December-2004	3.10	2.99%	2.99%	0.00%
Currency	Currency Basket	January-2005	1.50	5.12%	3.16%	-1.96%
Currency	Currency Basket	February-2005	2.00	-1.15%	-1.51%	-0.36%
Currency	Currency Basket	March-2005	1.00	-1.72%	0.00%	1.72%
Equity	Philadelphia Housing Index	March-2005	4.20	12.53%	12.79%	0.26%
Currency	Currency Basket	May-2005	1.50	0.07%	0.07%	0.00%
Equity	S&P 500 Index	May-2005	5.00	-1.84%	0.00%	1.84%
Currency	Currency Basket	June-2005	1.00	0.51%	-2.06%	-2.57%
Currency	Currency Basket	June-2005	1.00	-9.86%	-3.00%	6.86%
Currency	Currency Basket	November-2005	1.50	3.79%	3.94%	0.15%
Equity	Nikkei 225 Index	December-2005	3.50	-12.30%	0.00%	12.30%
Currency	Currency Exchange Rate	December-2005	1.20	3.42%	8.96%	5.54%
Commodity	Dow Jones-UBS ExEnergy Sub-Index	December-2005	2.50	17.32%	18.37%	1.05%
Currency	Currency Exchange Rate	February-2006	1.00	6.73%	9.00%	2.27%
Commodity	Crude Oil	February-2006	5.00	5.58%	6.88%	1.29%
Commodity	Dow Jones-UBS Agriculture Sub-Index	February-2006	2.50	12.64%	12.87%	0.23%
Currency	Currency Exchange Rate	February-2006	1.00	-4.53%	0.00%	4.53%
Currency	Currency Basket	March-2006	1.00	6.23%	6.50%	0.27%
Currency	Currency Basket	March-2006	2.00	6.99%	12.34%	5.34%
Commodity	Dow Jones-UBS Commodity Index	May-2006	3.50	-7.77%	0.00%	7.77%
Equity	Asian Equity Index Basket	June-2006	3.50	-1.88%	0.00%	1.88%
Currency	Currency Exchange Rate	June-2006	2.00	7.01%	7.01%	0.00%
Currency	Currency Exchange Rate	June-2006	2.00	-8.16%	-1.51%	6.64%
Equity	Global Equity Index Basket	August-2006	3.50	-6.98%	0.00%	6.98%
Currency	Currency Exchange Rate	August-2006	0.50	-4.73%	0.00%	4.73%
Currency	Currency Basket	August-2006	2.00	4.59%	4.59%	0.00%
Currency	Currency Exchange Rate	August-2006	0.50	-3.44%	0.00%	3.44%
Equity	Nikkei 225 Index	September-2006	3.50	-10.19%	0.00%	10.19%
Currency	Currency Basket	November-2006	1.00	7.11%	9.77%	2.66%
Currency	Currency Basket	December-2006	1.10	7.06%	1.98%	-5.08%
Equity	Dow Jones Eurostoxx 50 Index	December-2006	3.50	-10.98%	0.00%	10.98%
Currency	Currency Basket	January-2007	1.00	10.81%	12.54%	1.74%
Currency	Currency Basket	March-2007	1.50	3.60%	7.69%	4.09%
Currency	Currency Exchange Rate	March-2007	1.00	10.14%	16.93%	6.79%
Equity	Global Equity Index Basket	March-2007	3.40	-12.65%	0.00%	12.65%
Currency	Currency Exchange Rate	March-2007	1.20	1.16%	6.11%	4.95%
Currency	Currency Basket	May-2007	1.10	9.08%	22.53%	13.45%
Equity	Global Equity Index Basket	May-2007	3.50	-10.96%	0.00%	10.96%
Currency	Currency Exchange Rate	May-2007	1.30	-0.34%	0.00%	0.34%
Equity	Nikkei 225 Index	June-2007	3.50	-14.55%	0.00%	14.55%
Commodity	Dow Jones-UBS Commodity Index	June-2007	3.50	-1.37%	0.00%	1.37%

					See page 29 for footnotes

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance / Underperformance
Currency	Currency Basket	August-2007	1.50	-8.01%	0.00%	8.01%
Equity	Global Equity Index Basket	August-2007	3.90	-8.36%	0.00%	8.36%
Currency	Currency Basket	August-2007	1.00	6.33%	8.03%	1.71%
Equity	Global Equity Index Basket	August-2007	3.90	-12.58%	0.00%	12.58%
Currency	Currency Basket	September-2007	2.00	-3.22%	0.00%	3.22%
Currency	Currency Basket	October-2007	2.00	-3.84%	0.00%	3.84%
Currency	Currency Basket	October-2007	1.50	-12.60%	0.00%	12.60%
Currency	Currency Basket	November-2007	2.30	0.61%	0.64%	0.03%
Currency	Currency Basket	January-2008	1.10	-17.47%	0.00%	17.47%
Currency	Currency Basket	February-2008	1.30	-11.06%	0.00%	11.06%
Currency	Currency Basket	February-2008	1.50	-10.60%	0.00%	10.60%
Currency	Currency Exchange Rate	March-2008	1.50	-9.31%	0.00%	9.31%
Equity	S&P 500 Index	April-2008	1.00	-38.30%	0.00%	38.30%
Currency	Currency Basket	April-2008	2.00	5.10%	10.05%	4.94%
Currency	Currency Exchange Rate	April-2008	1.50	-12.55%	0.00%	12.55%
Currency	Currency Exchange Rate	June-2008	2.60	6.71%	9.63%	2.92%
Currency	Currency Basket	June-2008	1.60	-6.66%	0.00%	6.66%
Equity	S&P 500 Index	June-2008	1.00	-30.18%	0.00%	30.18%
Currency	Currency Basket	June-2008	1.60	-8.86%	0.00%	8.86%
Currency	Currency Basket	June-2008	1.60	-5.15%	0.00%	5.15%
Currency	Currency Basket	July-2008	1.50	-8.04%	0.00%	8.04%
Equity	S&P 500 Index	July-2008	1.00	-20.67%	0.00%	20.67%
Currency	Currency Exchange Rate	July-2008	1.50	6.47%	8.36%	1.90%
Currency	Currency Exchange Rate	July-2008	1.00	-25.59%	-5.00%	20.59%
Currency	Currency Exchange Rate	August-2008	1.50	-7.94%	0.00%	7.94%
Currency	Currency Basket	August-2008	2.00	3.09%	4.38%	1.29%
Currency	Currency Basket	August-2008	1.50	-3.46%	0.00%	3.46%
Equity	Global Equity Index Basket	September-2008	2.00	-8.46%	0.00%	8.46%
Equity	S&P 500 Index	September-2008	1.00	-12.29%	0.00%	12.29%
Currency	Currency Basket	September-2008	2.10	0.15%	12.47%	12.33%
Currency	Currency Exchange Rate	October-2008	2.00	-4.58%	0.00%	4.58%
Currency	Currency Basket	October-2008	2.00	3.24%	12.36%	9.12%
Currency	Currency Exchange Rate	November-2008	1.00	-15.72%	0.00%	15.72%
Currency	Currency Basket	May-2009	2.00	6.76%	10.23%	3.47%
Currency	Currency Basket	June-2009	2.00	7.37%	9.17%	1.79%
Currency	Currency Basket	July-2009	2.00	6.52%	7.70%	1.18%
Currency	Currency Basket	August-2009	2.00	4.92%	7.94%	3.01%
Currency	Currency Basket	September-2009	2.00	9.60%	17.14%	7.54%
Currency	Currency Basket	September-2009	2.00	0.31%	6.65%	6.35%
Currency	Currency Basket	October-2009	2.00	0.19%	5.48%	5.28%
Currency	Currency Basket	October-2009	2.00	-1.18%	-1.18%	0.00%
Currency	Currency Basket	November-2009	2.00	-3.07%	-2.53%	0.53%
Currency	Currency Basket	December-2009	2.00	-1.02%	-1.02%	0.00%

					See page 29 for footnotes

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

PRODUCT PERFORMANCE SUMMARY

					% OFFERINGS WHERE:
	Number of Offerings	Average Linked Asset Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Linked Asset	Performance is Equal	MLIs Outperforms Linked Asset
All Linked Asset Classes	146	-1.02%	3.07%	4.09%	25.34%	6.85%	67.81%
Equity	61	-3.51%	1.17%	4.68%	36.07%	4.92%	59.02%
Commodity	7	10.46%	13.00%	2.54%	14.29%	0.00%	85.71%
Currency	78	-0.10%	3.67%	3.77%	17.95%	8.97%	73.08%

STEP INCOME SECURITIES® (STEPS®)

Pay quarterly interest payments plus an additional “STEP Payment” if the linked asset exceeds a predetermined “STEP Level”. Downside exposure to the linked asset is on a one-to-one basis, but may be reduced by an additional buffer against a certain percentage of the losses.

PRODUCT PERFORMANCE

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Qualcomm Inc	May-2008	1.00	-6.74%	8.10%	14.84%
Equity	Apple Inc	June-2008	1.00	-25.42%	-3.32%	22.10%
Equity	Freeport-McMoRan Copper & Gold Inc	June-2008	1.00	-61.48%	-39.62%	21.86%
Equity	Monsanto Company	July-2008	1.00	-30.92%	-8.71%	22.21%
Equity	Google Inc	May-2009	1.00	17.94%	15.15%	-2.79%
Equity	Qualcomm Inc	June-2009	1.00	-29.95%	-19.95%	10.00%
Equity	JPMorgan Chase & Co	August-2009	1.00	-12.12%	2.87%	14.99%

					See page 29 for footnotes

STEP INCOME SECURITIES® (STEPS®)

PRODUCT PERFORMANCE (CONTINUED)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Apple Inc	August-2009	1.00	50.63%	19.08%	-31.55%
Equity	Goldman Sachs Group, Inc	September-2009	1.00	-18.36%	-8.36%	10.00%
Equity	Intel Corp	September-2009	1.00	-1.48%	8.52%	10.00%
Equity	Deere & Company	October-2009	1.00	65.91%	15.20%	-50.71%
Equity	Microsoft Corp	November-2009	1.00	-15.33%	-7.33%	8.00%
Equity	Caterpillar Inc	November-2009	1.00	51.25%	15.42%	-35.83%
Equity	Union Pacific Corp	December-2009	1.00	42.50%	14.20%	-28.30%
Equity	Boeing Inc	January-2010	1.00	16.31%	14.45%	-1.86%
Equity	Apple Inc	February-2010	1.00	72.36%	14.81%	-57.55%
Equity	Goldman Sachs Group, Inc	February-2010	1.00	5.93%	8.50%	2.57%
Equity	Ford Motor Company	February-2010	1.00	31.67%	11.20%	-20.47%
Equity	Freeport-McMoRan Copper & Gold Inc	March-2010	1.00	32.52%	12.71%	-19.81%
Equity	Ford Motor Company	March-2010	1.00	8.60%	9.00%	0.40%
Equity	Schlumberger Limited	April-2010	1.00	30.20%	13.15%	-17.05%
Equity	Research In Motion Limited	April-2010	1.00	-35.57%	-25.57%	10.00%
Equity	JPMorgan Chase & Co	April-2010	1.00	4.88%	8.00%	3.12%
Equity	United States Steel Corporation	May-2010	1.00	-20.94%	-3.43%	17.51%
Equity	Caterpillar Inc	May-2010	1.00	64.18%	17.81%	-46.37%
Equity	Lennar Corporation	June-2010	1.00	14.79%	20.75%	5.96%
Equity	Citigroup Inc	June-2010	1.00	9.29%	11.00%	1.71%
Equity	General Electric Company	June-2010	1.00	24.00%	11.40%	-12.60%
Equity	Corning Incorporated	July-2010	1.00	-2.63%	6.37%	9.00%
Equity	Dell Inc	July-2010	1.00	13.83%	12.34%	-1.49%
Equity	Apple Inc	September-2010	1.00	47.98%	12.12%	-35.86%
Equity	International Paper Company	September-2010	1.00	10.87%	13.88%	3.01%
Equity	Boeing Inc	October-2010	1.00	-10.81%	2.19%	13.00%
Equity	Cisco Systems, Inc	October-2010	1.00	-19.13%	-11.13%	8.00%
Equity	Amazon.com, Inc	November-2010	1.00	15.12%	11.87%	-3.25%
Equity	Microsoft Corp	December-2010	1.00	-5.68%	1.82%	7.50%

PRODUCT PERFORMANCE SUMMARY

	Number of Offerings	Average Linked Asset Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance	MLI Underperforms Linked Asset	Performance is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	36	9.28%	5.12%	-4.16%	41.67%	0.00%	58.33%
Equity	36	9.28%	5.12%	-4.16%	41.67%	0.00%	58.33%
Commodity	0	—	—	—	—	—	—
Currency	0	—	—	—	—	—	—

See page 29 for footnotes

Risk Factors

The actual performance of any MLI that you may purchase is likely to vary, perhaps significantly, from the historical results illustrated in this document. This is due to a variety of factors, including:

¡	Historical performance of the Linked Assets for MLIs that Merrill Lynch has previously offered is not indicative of the future performance.

¡	MLIs that you purchase may have different economic terms, terms to maturity and other differing features.

¡	As a holder of the MLIs, you will be subject to the credit risk of the applicable issuer, and may receive little or no payment on your MLIs if the issuer becomes insolvent during the term of the MLI.

¡

As a holder of the MLIs, you will be subject to applicable tax laws, which may change in the future, and which may reduce your returns. You should evaluate the credit risk of the issuer of the applicable MLI.

Investors in MLIs are subject to a variety of risks relating to the terms of the relevant investment. You should review the applicable offering documents for a more complete description of these risks. These risks include, among others:

¡	Investors may not earn a return on their investment, and any return may be less than the return on an investment in the relevant Linked Asset.

¡	Depending on the terms of your MLI, the amount owed to you at maturity may be less than the principal amount.

¡

The return on your MLI may be lower than that of other debt securities issued by the same issuer with a comparable maturity, and may not be sufficient to compensate you for other factors, such as inflation, that affect the time value of money.

¡	The return on your MLI may be limited by a cap, and will not reflect the return on a direct investment in the asset or the components included in the Linked Asset.

¡

A trading market for MLIs is not expected to develop, and the secondary market price investors may receive or be quoted for their MLIs prior to the maturity date will be affected by this and other important factors. The price paid for the MLIs in secondary market transactions may be lower than the original offering price.

¡	Many factors will affect the trading value of the MLIs; these factors interrelate in complex ways and the effect of one factor may offset or magnify the effect of another factor.

¡	Purchases or sales of the Linked Asset or its components by the issuer, Merrill Lynch and their respective affiliates may affect the return.

¡	Potential conflicts of interest between the issuer, Merrill Lynch and their respective affiliates, on the one hand, and investors in the MLIs, on the other hand, could arise.

IMPORTANT NOTICE: Bank of America Corporation (“BAC”) has filed a registration statement (including product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the potential offerings to which this communication relates. Before investing, you should carefully read these and other documents that BAC has filed with the SEC for more complete information about BAC and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, BAC, any agent or any dealer participating in the offerings will arrange to send you any applicable product supplement, the prospectus supplement, the prospectus, and other documents relating to any of these offerings if you so request by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408.

This Performance Summary is intended for informational purposes only and is not intended to provide the basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. This Performance Summary should not be considered an indication of likely or possible future returns on MLIs.

Footnotes:

(1)	Returns are calculated on an annualized basis where the term is greater than one year, and returns are not annualized when the term is one year or less.
(2)	The Linked Asset Returns do not include dividends paid on the Linked Asset. Such dividends would increase the return on the Linked Asset, and decrease any outperformance. In some cases, the inclusion of dividends in the return on a Linked Asset would cause it to outperform the MLI, and not to underperform the MLI.
(3)	In instances where the MLI reflects a bearish strategy, the Strategy Return is assumed to reflect a bearish position in the Linked Asset.
(4)	Where the note was automatically redeemed prior to maturity, the term set forth in this column gives effect to the redemption.

ARA335N1

©2012 Bank of America Corporation. All rights reserved.

MARKET-LINKED INVESTMENTS

Performance Summary

December 2011

Merrill Lynch
Wealth Management®
Bank of America Corporation